                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

 We consent to the incorporation by reference in this Registration Statement of Northrop Grumman Corporation on Form S-4 of our report dated February 5, 1997, appearing in the Annual Report on Form 10-K of Northrop Grumman Corporation for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Los Angeles, California
June 6, 1997